UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 31, 2013
Date of Report (Date of earliest event reported)

Janus Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-30156
(Commission File Number)

98-0170257
(I.R.S. Employer Identification No.)

430 Park Ave.
Suite 702
New York, New York 10022
(Address of principal executive offices)

(800) 755-5815
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement.

Stock Purchase Agreement

On December 31, 2013, Janus Resources, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Duke Mountain Resources, Inc. (“Duke”), a Nevada corporation, pursuant to which the Company sold to Duke 100% of the issued and outstanding shares of Fostung Resources Ltd. (“Fostung Resources”), a corporation organized under the laws of Ontario, Canada and a wholly owned subsidiary of the Company for a promissory note (the “Promissory Note”) in the amount of $80,000 (the “Fostung Sale”), the fair value of the leases and mining claims controlled by Fostung Resources as concluded by an independent third-party geological consultant. The Promissory Note bears an annual interest rate of 4%, which is compounded annually and has a maturity date of December 31, 2015. In the event of certain events of default, as more fully set forth in the Promissory Note, the interest rate on the Promissory Note would increase to 8%. Duke may prepay the Promissory Note at any time without penalty.

The foregoing description of the Stock Purchase Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 31, 2013, the Company completed the Fostung Sale to Duke as more fully set forth in Item 1.01 above. Mr. Herdev S. Rayat, the majority shareholder of Duke is the brother of Mr. Harmel S. Rayat, the Company’s majority shareholder.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

In reviewing the agreements included as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•
have been expressly qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement and are not included in this Current Report on Form 8-K;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in this Current Report on Form 8-K and our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit No.	Description

2.1	Stock Purchase Agreement between Janus Resources, Inc., Fostung Resources Ltd. and Duke Mountain Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on January 7, 2014.

Janus Resources, Inc.

By:	/s/ Thomas Bold
Name:	Thomas Bold
Title:	President & CEO